                                                                   Exhibit 10.11

                            IBM EDUCATION DIVISION
                                      AND
                        INDUSTRIAL TRAINING CORPORATION
                               STATEMENT OF WORK

I.  IBM RESPONSIBILITIES

a) IBM will provide to ITC the names of an IBM and customer coordinator for each customer acquiring ITC products in connection with this SOW. IBM will provide the names of these individuals to the ITC Marketing Representative at FAX (703) 713-0065.

b) IBM will issue a purchase order for each order from ITC. The purchase order will contain all applicable customer information. The purchase order will be faxed to Marketing Education Coordinator in Herndon, Virginia at Fax
    (703)713-0065.

c) If IBM requires ITC's support for a qualified customer at the point of sale, IBM will engage one of the ITC Marketing Representatives by calling Joan Dasher at (800) 638-3757.

II.  ITC RESPONSIBILITIES

a) ITC will ship the products directly to IBM's customer within five days following ITC's receipt of IBM's purchase order. Orders exceeding $100,000 may require additional lead time for shipment.

b) ITC will invoice IBM within one month following shipment of all products included within the applicable IBM purchase order.

c) ITC will provide marketing support for large sales opportunities through the designated IBM coordinator for that customer. ITC will pay all expense associated with this support.

d) ITC's Help Desk will be available for the IBM Coordinator and customer coordinator identified for each IBM account, and all end users on an as-needed basis. IBM Client Representatives may use the Help Desk between the hours of 5:00 pm and 7:00 pm EST.

    Help Desk support will be available for 3 months from the agreed upon date for such services, not to exceed a period of six months from the date of product delivery. Extended help desk support can be arranged at a later date at an agreed upon price.

e) ITC agrees to provide four days of training for IBM Professional Development Consultants and other IBM personnel or representatives on how to successfully implement a large ITC software and services installation. This may be conducted in two separate sessions. ITC will cover ITC's expenses for these trainings.

f) ITC may upon request and availability, provide subcontracted resources to facilitate the implementation phase of these products at an agreed upon price.

g) If customers require additional ITC products, and contact ITC directly, ITC agrees to involve the IBM Client Representatives in the transaction. ITC will ship the product that the customer requires.

III.  MUTUAL RESPONSIBILITIES

    ITC and IBM are committed to joint marketing efforts which may include trade shows, web site linkages, brochures, advertising, and press releases. All joint marketing efforts will be mutually agreed upon. Except as otherwise agreed, each party will be responsible for its own expenses incurred in connection with such marketing activities.

IV.  ELIGIBLE PROGRAM PRODUCTS

     ACTIV/(R)/ PC Skills Learning Library

       Windows Courseware:
          Microsoft (R) Courseware
          .    Using Word
          .    Using Excel
          .    Using Access
          .    Using PowerPoint
          .    Using Microsoft Mail

       Lotus (R) Courseware:
          .    Using AmiPro
          .    Using 1-2-3
          .    Using Lotus Notes
          .    Using Freelance
          .    Using cc:Mail

       Plus Courseware:
          .    Using Personal Computers
          .    Using Windows 3.xx (R)
          .    Using Windows 95 (R)
          .    Using WordPerfect (R)


V.  PRICING

a)  Courseware

   QUANTITY           ITC ED. PRICE        IBM PRICE       DISCOUNT
  1-7 Copies             $1,568             $  862            45%
 Over 8 copies           $1,125             $  675            40%

b)  Additional Workbooks

          # OF WORKBOOKS/ORDER       IBM PRICE/WORKBOOK  DISCOUNT
                  1-200                  $12.00             25%
                 201-350                 $10.88             32%
                 351-500                  $9.60             40%
                 501-800                  $8.32             48%
                   801                    $6.72             58%

c)  Preferred Remarketer Status

    ITC will grant to IBM pricing no less favorable than pricing offered by ITC to other education market resellers.

d)  Special Bid Pricing

    Special bid pricing for district or school-wide implementations will be mutually agreed upon by IBM and ITC. Specific financial considerations relating to the special bid pricing will be agreed upon at that time. Items for consideration at that time will include, but not be limited to, pricing, discounting, marketing and services.

e)  Demo Pricing

    ITC will provide IBM up to a total of 40 copies of courses requested by IBM, at no charge, to support IBM's Professional Development Consultants and IBM's Courseware Marketing Specialists. Additional copies will be available to IBM for $100 per title for marketing, training and demonstration purposes.

    Upon completion of development by ITC, ITC will provide to IBM, without charge, 300 copies of its Marketing CD-ROMs, for use by IBM's Client Representatives.

VI. PRODUCT UPGRADES

a) Upgrades are available from ITC when new versions of a purchased product are released. Version upgrades do not include new titles in a Library (for example, "Using Windows 95" is not an upgrade for "Using Windows").

b)  Upgrade Pricing:

           DAYS AFTER PURCHASE               PRICE
             Up to 90 days                   Free
             91-180 days                $300 per title
             181-365 days               $600 per title

     Actual shipping charges will be billed.

c)   Upgrade Ordering Procedure

  1) Upgrades will be ordered through a customer purchase order issued to IBM, which will be submitted to the ITC representative. The purchase order must refer to the original order number.

  2) When the order is received by ITC, a return authorization number will be issued to the customer for returning the courseware to be upgraded.

  3) The upgraded courseware will be shipped by ITC to the customer or IBM site if specified.

  4) An invoice will be submitted to IBM.

  5) The old courseware must be returned to ITC within 10 days of receipt of the upgraded courseware. If not returned within the specified time frame, ITC will issue a new invoice for the differential between the upgrade pricing and the new courseware pricing to the customer.

  6) The customer will pay all shipping charges for return of the old courseware.

VII.  RETURN AND EXCHANGE POLICY

1) Unopened courseware may be returned within 30 days of the date of purchase for a full refund.

2) After 30 days, but not to exceed 90 days, unopened courseware may be exchanged for different courseware titles.

3)   Workbooks may not be returned more than 30 days after the date of receipt.

VIII.  IBM AND ITC COORDINATORS

The contract coordinators responsible for receiving all notices and administering this SOW are as follows:

  For IBM:
  Gary Wolfe
  IBM
  Mail Stop WG2D
  3200 Windy Hill Road
  Atlanta, GA  30329
  (770) 835-7107

  For ITC:
  Harvey Shuster
  ITC
  2000 RiverEdge Parkway, Suite 590
  Atlanta, GA  30328
  (770) 984-0991

The technical coordinators responsible for coordinating all technical matters associated with this SOW are as follows:

  For IBM:
  Jennifer Stowell
  IBM H06B1
  4111 Northside Drive
  Atlanta, GA  30327
  (404) 238-3514

  For ITC:
  Joan Dasher
  ITC
  13515 Dulles Technology Drive
  Herndon, VA  20171
  (703) 713-3335

IX.  DURATION OF SOW

The initial term of this SOW will be for a period of one year commencing January 1, 1997. Thereafter, this SOW will be automatically renewed for additional one year terms, unless either party provides written notice to the other that it does not intend to renew not less than 90 days prior to the expiration of the then current term. Any material changes to the SOW need to be materially agreed upon by both parties.

X.  ADDITIONAL TERMS AND CONDITIONS

For purposes of this Statement of Work, the IBM Subcontractor Agreement is amended as follows:

1) Notwithstanding the definition of "Materials" in Section 1 of the Agreement, modifications ITC makes to its Program Products in connection with this SOW will not be considered Materials, but will be considered part of ITC's program product.

2) IBM agrees not to reverse assemble, reverse compile, or otherwise translate ITC's Program Products.

3) Under the heading of "Your Other Responsibilities" and the subheading of "you agree to" in Section 4 of the Agreement, the first sentence of Item 4 is amended to read as follows:

     "comply with all reasonable requirements issued by us (such as those regarding hazardous materials, safety, and your performance of work on our premises)."

4) Except as specifically granted in the Agreement or this Statement of Work, no rights or licenses are granted to IBM in ITC's Program Products.

5) For purposes of Section 13 of the Agreement ("Changes to Agreement Terms), this Statement of Work will not be deemed to be an on-going transaction.


Agreed to:                        Agreed to:
Industrial Training Corporation   International Business Machines Corporation



By: /s/ Christopher E. Mack       By: /s/ David E. Moran
   -----------------------------     --------------------------------
        Authorized Signature              Authorized Signature

Name: /s/ Christopher E. Mack     Name: /s/ David E. Moran
   -----------------------------       ------------------------------
             Type or Print                  Type or Print

Date: 12/27/96                    Date: 1/13/97
     ---------------------------       ------------------------------

Subcontractor Address:            IBM Office Address:
13515 Dulles Technology Drive     P.O. Box 218
Herndon, VA  20171-3413           Building #1, Room 035
                                  Dayton, NJ  08810
                                  Attn:  Stewart Horton

                          IBM SUBCONTRACTOR AGREEMENT

We welcome you as our subcontractor.

We are committed to providing our customers with the highest quality products and services, and establishing and maintaining their satisfaction. As our subcontractor. we look to you to help us fulfill this commitment.

This IBM Subcontractor Agreement (called the "Agreement") and its applicable Attachments and Transaction Documents are the complete agreement regarding your provision of Services and Deliverables, and replace any prior oral or written communications between us.

By signing below, each of us agrees to the terms of this Agreement. Once signed,
1) any reproduction of this Agreement, an Attachment, or Transaction Document made by reliable means (for example, photocopy or facsimile) is considered an original and 2) all Services and Deliverables you provide under this Agreement are subject to it.

Agreed to:                         Agreed to:
Industrial Training Corporation    International Business Machines Corporation


By: /s/ Christopher E. Mack        By: /s/ David E. Moran
   ---------------------------        ------------------------------
Name (type or print):              Name (type or print):
     Christopher E. Mack                David E. Moran


Date: 12/27/96                     Date: 1/13/97


Subcontractor address              IBM Office address:
13515 Dulles Technology Drive      P.O. Box 218
Herndon, VA  20171                 Bldg #1 Room 035
                                   Dayton, NJ  08810


                                   Attention:  Stewart Horton

                                   IBM Subcontract Agreement number:
                                   IE672101

After signing, please return a copy of this Attachment to the local "IBM Office address" show above.

IBM SUBCONTRACTOR AGREEMENT

                               TABLE OF CONTENTS

Section                Title                Page  Section              Title               Page
     1.  Definitions......................     2      10.  Materials and Inventions......     7
     2.  Agreement Structure..............     2      11.  Patents and Copyrights........     7
     3.  How We Engage You For a Project..     3      12.  Liability.....................     7
     4.  Our Relationship.................     3      13.  Changes to the Agreement Terms     8
     5.  Personnel,.......................     5      14.  Termination...................     8
     6.  Compliance with Laws.............     5      15.  Waiver of Noncompliance.......     8
     7.  Insurance Coverage...............     5      16.  Electronic Communications.....     8
     8.  Prices, Payment, and Taxes.......     6      17.  Governing Law.................     8
     9.  Warranty.........................     6

1. DEFINITIONS

   DELIVERABLE IS any item, specified in the Statement of Work, that you provide (for example, equipment, Program Products, or Materials).

   EQUIPMENT is a machine, its features, elements, cables, or accessories, or any combination of them. The term "Equipment" includes the documentation required to install, support, use, and maintain the Equipment.

   MATERIALS are work product such as programs, program listings, programming tools, documentation, reports, and drawings. The term "Materials" does not include Program Products, but does include modifications of a Program Product.

   PROGRAM PRODUCT is your commercially available software product and the documentation required to install, support, use, and maintain it. Our customer is the licensee (and we are not).

   SERVICES are the work you and your personnel perform to complete the scope of work described in a Statement of Work. Deliverables may result from such work.

2. AGREEMENT STRUCTURE

   ATTACHMENTS

   We may specify terms in addition to those in this Agreement (for example, terms that apply specifically to construction work) in documents called "Attachments", which are also part of this Agreement. Both of us agree to the terms of an Attachment by signing it.

   TRANSACTION DOCUMENTS

   We will provide to you the appropriate "Transaction Documents" that supply additional information about your provision of Services or Deliverables, and which are also part of this Agreement. The following are examples of Transaction Documents, with examples of the information they may contain:

   1. Statements of Work (scope of work and payment schedule);

   2. Change Orders (changes to the Statement of Work); and

   3. Exhibits (residency requirements. travel expense guidelines, and sales/use tax registration numbers). You accept the terms in an Exhibit by 1) signing it, 2) performing Services, 3) providing a Deliverable, or 4) accepting payment from us.

   CONFLICTING TERMS

   If there is a conflict among the terms in the various documents, those of an Attachment prevail over those of this Agreement. The terms of a Transaction Document prevail over those of both of these documents.

3. HOW WE ENGAGE YOU FOR A PROJECT

   This Agreement is not a commitment by us to give you any work. When we wish to engage you as our subcontractor for a specific project, we will issue a Statement of Work, which both of us must sign. You may not begin work until we have specifically authorized you to do so, in writing.

   CHANGES TO A STATEMENT OF WORK

   A Statement of Work may only be modified by a Change Order, which both of us must sign. Any changes to the Statement of Work may affect the estimated schedule, payments, and other terms.

4. OUR RELATIONSHIP

   MUTUAL RESPONSIBILITIES

   Each of us agrees that under this Agreement

   1. you are an independent contractor. Neither of us is a legal representative or agent of the other, and you and your personnel are not our employees;

   2. the term personnel includes your employees, professionals you engage (such as consultants, architects. and engineers), and all of your other subcontractors. You agree that you are responsible for the work performed under this Agreement, whether by you or your personnel;

   3. you are incorporated or organized as a partnership, authorized to do business in the State in which Services or Deliverables are provided;

   4. we will provide your license agreement for each Program Product to our customer. We are not a party to the license agreement and do not assume any obligation for violations of it. We may install and test the Program Product for our customer. For recurring-charge licenses, we will notify you when to begin invoicing our customer. If a Program Product is available under the IBM Cooperative Software Program, the terms of that agreement will control the distribution of that Program Product;

   5. we may independently develop, acquire, and market materials, equipment, or programs that may be competitive with (despite any similarity to those you provide:

   6. each of us is free to enter into similar agreements with others, set its own prices, and conduct its business in whatever way it chooses, provided there is no interference with performing the obligations under this
      Agreement:

   7. neither of us will offer gifts or gratuities to personnel of the other or members of their families;

   8. neither of us grants the other the right to use its trademarks, trade names, or other designations in any promotion or publication, without prior written consent;

   9. all information exchanged is nonconfidential. If either of us requires the exchange of confidential information, it will be made under a signed confidentiality agreement; and

  10. neither of us will bring a legal action against the other more than two years after the cause of action arose.

  YOUR OTHER RESPONSIBILITIES

  You agree not to do any of the following:

   1. subcontract any of your obligations under this Agreement, without our prior written consent:

   2. assign, or otherwise transfer, this Agreement or your rights under it, or delegate your obligations, without our prior written consent. Any attempt to do so is void:

   3. assume or create any obligations on our behalf, or make any representations about us other than those we authorize (in writing);

   4. disclose the terms of this Agreement without our prior written consent; or

   5. conduct your business in a way (for example, failure to maintain the highest quality professionalism) that adversely affects our reputation or goodwill.

   You agree to:

   1. perform Services and provide Deliverables as specified in the Statement of Work, and according to their schedule (if any). You also agree to have a process-driven approach to your work efforts that is repeatable and measurable. On our request, you agree to review the approach with us;

   2. ensure that the Equipment is certified to the applicable national standards by a nationally recognized testing laboratory, such as the Underwriters Laboratory (UL);

   3. transfer title to Equipment to our customer (and not to us). You are responsible for risk or loss for a Deliverable until it is delivered to us or our customer;

   4. comply with all requirements issued by us (such as those regarding hazardous materials, safety, and your performance of work on our premises). You also agree to dispose of all chemicals and other toxic materials or substances according to all applicable laws and regulations;

   5. not interfere with our customer's business operations while performing under this Agreement;

   6. use information connected with this Agreement only in support of your work under it:

   7. provide us with relevant financial information about your business enterprise on request;

   8. maintain records according to generally accepted accounting principles to support your invoices to us. You agree to retain such records for three years following the end of the related Statement of Work. You also agree, upon our request, to provide us with relevant records, including proof of required licenses and permits. We have the right to inspect them and audit your compliance with this Agreement on your premises during normal business hours. We also have the right to reproduce such records and retain the copies. We may use an independent auditor

   9. refund amounts we paid to you (including license fees) for Equipment or Program Products, if we refund amounts our customer paid us for them (for example. when they are returned);

      and

  10. meet customer satisfaction requirements (if any) specified in a Statement of Work. You also agree, upon our request, to 1) review with us your process for assessing customer satisfaction and 2) participate in customer satisfaction programs.

5. PERSONNEL

   Each of us will authorize a person to represent us in all matters concerning this Agreement. These representatives will be available throughout the term of this Agreement. Each of us will 1) address all notices to the other's representative and 2) promptly notify the other in writing if this person is replaced.

   You agree to:

   1. ensure that your personnel are adequately trained;

   2. have agreements with your personnel to enable you to meet your obligations under this Agreement. You agree to ensure that such personnel are licensed under all applicable laws and regulations;

   3. be responsible for the supervision, control, compensation, and health and safety of your personnel;

   4. for your personnel who perform work on our premises, provide us advance written notice regarding those you plan to assign. You also agree to promptly notify us of personnel you plan to remove; and

   5. inform us if you plan to assign a former employee of ours to perform under this Agreement. We reserve the right not to approve such assignment.

6. COMPLIANCE WITH LAWS

   You agree to comply, and assist us in complying, with all applicable 1) Federal, State, and local laws and regulations (such as those regarding FCC Class A or B certification for Equipment, and environmental protection) and
   2) building codes, ordinances, and standards (such as those issued by utility companies and public authorities). Upon our request, you agree to provide us with appropriate Equipment safety and certification documentation.

   In particular, you agree to comply (unless you are exempt) with 1) Executive Order 11248 (Equal Employment Opportunity) and 2) the Occupational Safety and Health Act of 1970.

   You agree to promptly notify us, in writing, of any charge of noncompliance filed against you.

   FEDERAL REPORTING REQUIREMENTS

   To comply with Federal law, you agree not to employ or compensate any individuals to perform activities under this Agreement (without our prior written approval) who were, within the last two years:

   1. members of the armed forces in a pay grade or 0-4 or higher; or

   2. civilians employed by the Department or Defense with a pay rate equal to, or greater than, the minimum rate for a grade GS-13.

   You agree to provide us with any information that we need to comply with this law.

7. INSURANCE COVERAGE

   You agree to maintain during the term of this Agreement, and at your expense:

   1. Workers Compensation insurance, as required by law, including employer's liability insurance with a minimum limit of $100,000 per occurrence;

   2. general liability insurance, covering bodily injury (including death) and property damage arising out of acts or omissions by you or your personnel. The minimum limit is $1,000,000 per occurrence; and

   3. automobile insurance, covering bodily injury (including death) and property damage. The minimum limit is $1,000,000 per occurrence.

   We may require other types of insurance (for example, property coverage). If so, we will specify the type and minimum limits.

   You agree to 1) name us as an additional insured on each insurance policy and
   2) provide that the insurer gives us one month's written notice of any change in, or cancellation of, the insurance. Upon our request, you will provide us insurance certificates reflecting the above.

8.  PRICES, PAYMENT, AND TAXES

    You agree not to charge higher prices to us than those you charge to others who are similarly situated. You agree to give us the benefit of any price decrease for 1) Equipment and Program Products not yet installed and 2) recurring-charge licenses, from the date a price decrease becomes effective.

    We will pay you the price specified in the Statement of Work. That price will include all applicable taxes, but not those based o your net income. We will also reimburse you for expenses (such as those for travel), provided you have obtained our prior written approval and adhered to our guidelines. You are not eligible for payment under this Agreement, when we approve you as an IBM Business Partner and those activities duplicate any of your subcontractor activities. We may withhold payment if 1) we find the Services or Deliverables to be unsatisfactory or 2) you otherwise fail to comply with the terms of this Agreement.

    As a reseller of Equipment, Program Products, and some Services (for example, Multiple Vendor Services), we are not required to pay, and you agree not to charge us, taxes for those items. Upon your request, we will provide supporting documentation.

    You agree to pay all transportation charges required for the shipment of Equipment and Program Products (if applicable) to the location we specify.

    You agree to submit invoices within one month following completion of the work specified in the Statement of Work, We will pay you following our receipt of an acceptable invoice and supporting documentation (such as an itemized list or reimbursable expenses).

9.  WARRANTY

    You warrant that:

    1.  Services are performed

        a. in a skillful, competent, and workmanlike manner,

        b. according to the description in the Statement of Work, and

        c. to meet any specific conditions (called Completion Criteria ) identified in the Statement of Work:

    2. Equipment conforms to its specifications, and is free from defects in materials and workmanship; and

    3.  each Program Product and Material conforms to its specifications.

    You agree that for each Deliverable, the above warranties will be in effect for a period of one year from its date or installation or acceptance (for example, acceptance of an architectural drawing). If Services or Deliverables do not comply with their warranties, you agree to correct the deficiency without charge and in a timely manner. You agree that we may pass your standard warranty for a

     Deliverable through to our customer who may deal directly with you. If there is a conflict between the above warranties and your standard warranty, the more favorable warranty applies. You agree to offer an optional post-warranty maintenance service for Equipment or to cooperate with us on arrangements for such service.

     In addition, you warrant that:

     1. each Deliverable does not violate anyone's intellectual property or other rights;

     2. you have the right to license each Program Product or Material, or to grant us the rights in it; and

     3. you have tested each Program Product or Material for harmful code and removed any such code.

10. MATERIALS AND INVENTIONS

    All materials you create under this Agreement are Works Made for Hire. If any of the Materials do not qualify as Works Made for Hire, you hereby assign to us all right, title, and interest (including ownership of copyright) in such Materials. Such assignment allows us to obtain in our name, copyrights, registrations, and similar protections, which may be available in the Materials. You agree to assist us, if required, to perfect these rights. You will provide us with at least one copy of such Materials.

    If any preexisting materials are contained in the Materials you provide to us, you grant us 1) an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform, distribute (internally and externally) copies of, and prepare derivative works based on, such materials and 2) the right to authorize others to do any of the former.

    INVENTIONS

    An "Invention" is any idea, concept, design, technique, invention, discovery, or improvement, whether or not patentable, that any of your personnel first conceives or reduces to practice while performing under this Agreement, and for which a patent application is filed.

    You grant us 1) an irrevocable, nonexclusive, world-wide, paid-up license (under any patent covering an Invention) to make, have made, use, lease, sell or otherwise transfer. any apparatus, and to practice any method, covered by an Invention and 2) the right to authorize others to do any of the former.

11. PATENTS AND COPYRIGHTS

    You will indemnify us for all damages, liabilities, losses, and expenses arising out of any claim that a Deliverable infringes a patent or copyright. If such a claim is made, or appears likely to be made, you agree to enable our and our customer s continued exercise of all rights granted in the Deliverable, or modify or replace it. If we determine that none of these alternatives is reasonably available, the Deliverable will be returned to you. In addition to your obligation to indemnify us, you agree to refund the money we paid you for it.

12. LIABILITY

  Under no circumstances are we liable for economic consequential damages (including lost profits or savings) or incidental damages, even if we are informed of their possibility

  You are responsible for:

  1. obligations referred to in the patent and copyright terms described above. You are also responsible for any damages associated with the infringement or violation of our intellectual property rights by you or your personnel;

  2. bodily injury (including death), and damage to real property and tangible personal property, arising out of your or your personnel's performance under this agreement; and

  3. any other actual loss or damage, including any reprocurement costs we incur associated with your breach of this Agreement.

  Except for the obligations stated above, under no circumstances are you liable for economic or consequential damages (including lost profits or savings) or incidental damages, even if you are informed of their possibility.

  You will indemnify us for claims by others made against us arising out of your performance under this Agreement or as a result of your relations with anyone else.

13.  CHANGES TO THE AGREEMENT TERMS

  In order to maintain flexibility in our relationship, we may change the terms of this Agreement by giving you one month's written notice. However, these changes are not retroactive. They apply, as of the effective date we specify in the notice, only to Statements of Work that are 1) signed on or after the date of the notice and 2) for on-going transactions (such as Multiple Vendor Services).

14.  TERMINATION

  We may terminate a Statement of Work. with or without cause, on written notice. Upon receipt of such notice, you agree to stop work immediately. You agree to make available to us all Deliverables, including work-in-progress such as notes. drafts, and sketches). We will pay you for all Services and Deliverables we accept. Such payment constitutes our entire liability to you.

  Otherwise, a Statement of Work terminates when your obligations under it are met.

  You may terminate this Agreement effective upon the termination or completion of all Statements of Work under it.

  Any terms of this Agreement, which by their nature extend beyond its termination, remain in effect until fulfilled, and apply to respective successors and assignees.

15. WAIVER OF NONCOMPLIANCE

  Failure by us to insist on strict performance or to exercise a right when entitled. does not prevent us from doing so at a later time. either in relation to that act or any subsequent one.

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16. ELECTRONIC COMMUNICATIONS

  Each of us may communicate with the other by electronic means. Each of us agrees to the following for all electronic communications:

  1. an identification code (called a "USERID") contained in an electronic document is legally sufficient to verify the sender's identity and the document's authenticity;

  2.  an electronic document that contains a USERID is a signed writing; and

  3. an electronic document, or any computer printout of it, is an original when maintained in the normal course of business.

17. GOVERNING LAW

  The laws of the State of New York govern this Agreement.

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